EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


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Name                                                 State or Other Jurisdiction
                                                     of Incorporation
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Signal Pharmaceuticals, Inc.                         California

Anthrogenesis Corp.                                  New Jersey

Celgene International, Inc.                          Delaware

Celgene International SARL                           Switzerland

Celgene Luxembourg Finance Company SARL              Luxembourg

Celgene UK Holdings, Limited                         United Kingdom

Celgene UK Manufacturing, Limited                    United Kingdom

Celgene UK Manufacturing II, Limited                 United Kingdom

Celgene UK Manufacturing III, Limited                United Kingdom

Celgene Edinburgh Finance                            United Kingdom

Celgene Europe Ltd.                                  United Kingdom

Celgene International Holdings Corporation           Delaware

Celgene UK Distribution Limited                      United Kingdom

Celgene Limited                                      United Kingdom

Celgene Srl                                          Italy

Celgene Sociedades por quotas                        Portugal

Celgene Puerto Rico Distribution LLC                 Puerto Rico

Celgene Spain Division, S.L.                         Spain

Celgene Germany Distribution GmbH                    Germany

Celgene Sarl                                         France

Celgene Limited                                      Ireland

Celgene Investment Company, LLC                      Delaware

Celgene Financing Company, LLC                       Delaware

Celgene Canadian Finance Company LP                  Canada

4319257 Canada, Inc.                                 Canada

4319265 Canada, Inc.                                 Canada

Celgene (Partnership)                                Canada

Celgene KK                                           Japan

Celgene Handels Gmbh                                 Austria

Celgene AB                                           Sweden

Celgene GmbH                                         Switzerland

Celgene BVBA                                         Belgium

Celgene Pty                                          Australia

Celgene BV                                           Netherlands

Celgene Netherlands BV                               Netherlands

Celgene Chemicals Sarl                               Switzerland

Celgene Logistics Sarl                               Switzerland

Celgene Switzerland SA                               Switzerland

Morris Avenue Investment LLC                         New Jersey